NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

FINANCIAL INSTITUTIONS, INC. APPOINTS
KREIENBERG GENERAL COUNSEL & CHIEF RISK OFFICER

WARSAW, N.Y., October 9, 2014 — Financial Institutions, Inc. (Nasdaq: FISI), the parent company of Five Star Bank, announced today that William L. Kreienberg is joining the company as executive vice president, general counsel and chief risk officer.

In his role, Mr. Kreienberg will be responsible for managing the legal, risk management and compliance activities of Financial Institutions, Inc. and its subsidiaries. Mr. Kreienberg will also serve as a legal advisor for senior management and the board of directors.

“We are very excited to have someone of Bill’s talent and character joining the executive management team of the company,” stated Martin K. Birmingham, president and chief executive officer. “Bill’s general business acumen associated with over thirty years of general corporate, real estate, and cross-disciplinary practice activities will position him to be a meaningful contributor to the executive team.”

The addition of Mr. Kreienberg continues the company’s implementation of an Enterprise Risk Management model. The Enterprise Risk Management model will build on the company’s already strong risk management culture. The framework closely integrates the organization’s strategic and business plans, with governance and management processes actively monitoring and responding to risks and rewards within targeted parameters.

“I am extremely excited to be joining the Five Star team. This is a wonderful organization with a rich history and a long tradition of community banking in Upstate New York,” stated Kreienberg. “I am looking forward to working closely with Marty and the entire management team to complete the implementation of the Enterprise Risk Management model.”

Mr. Kreienberg currently serves as a Partner at Harter Secrest & Emery LLP, from which he will retire to take this position. He has extensive experience in mergers and acquisitions (“M&A”) and related negotiations. In addition, he has represented both borrowers and banks over the last 30 years, gaining an intimate knowledge of the lending and workout process. He is a nationally recognized expert in the automotive industry, representing dealers on a variety of topics, including M&A activity. He is currently a member of the National Association of Dealer Counsel and is a former board member at Greater Rochester Enterprise.

Mr. Kreienberg has a B.A. from Muskingum College and earned his law degree from Syracuse University. He currently resides in Rochester, N.Y. with his wife and children. Mr. Kreienberg will begin his retirement transition from Harter Secrest & Emery, LLC immediately. It is anticipated that the transition will occur over the next ninety days.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Scott Danahy Naylon. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Scott Danahy Naylon provides a broad range of insurance services to personal and business clients across 44 states. Financial Institutions, Inc. and its subsidiaries employ over 625 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This news release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, the impact of the current management transition, the attitudes and preferences of its customers, its ability to successfully integrate acquired bank branches and profitably operate newly opened bank branches, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

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CONTACT: FINANCIAL INSTITUTIONS, INC.

Investors:
Kevin B. Klotzbach
Executive Vice President, Chief Financial Officer & Treasurer
(585) 786-1130
KBKlotzbach@five-starbank.com

News Media:
Charles J. Guarino
Senior Vice President, Director of Marketing
(585) 627-1464
CJGuarino@five-starbank.com